                                                                    Exhibit 3.73

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CAPSTAR MESA COMPANY, L.L.C.

     1.   The name of the limited liability company is: CAPSTAR MESA
COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3.   This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CAPSTAR MESA COMPANY, L.L.C. this 24th day of June, 1998.



                                        /s/ Christopher L. Bennett
                                        ---------------------------------
                                        Christopher L. Bennett
                                    By: Authorized Person

                            CERTIFICATE OF FORMATION

                                       OF

                          CAPSTAR MESA COMPANY, L.L.C.


     This Certificate of Formation of CAPSTAR MESA COMPANY, L.L.C. (the "LLC"), dated as of October 8, 1997, is being duly executed and filed by John E. Plunket, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Sec. 18-101, et. seq).

     FIRST. The name of the limited liability company formed hereby is CapStar Mesa Company, L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                        /s/ John E. Plunket
                                        -------------------
                                        John E. Plunket
                                        Authorized Person



     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 09:00 AM 10/08/1997
    971339860 - 2805935